UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

OCATA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 756-1212

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Ocata Therapeutics, Inc., a Delaware corporation (the “Company” or “Ocata”), with the Securities and Exchange Commission (the “SEC”) on November 10, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 10, 2015, with Astellas Pharma Inc. (“Astellas”) and Laurel Acquisition Inc., an indirect wholly-owned subsidiary of Astellas (“Merger Sub”). Pursuant to the Merger Agreement, on November 19, 2015, Merger Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.001 per share, of the Company (“Shares”), at a price of $8.50 per Share, net to the seller in cash, without interest, subject to any withholding taxes required by applicable law (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 19, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Form of Letter of Transmittal (together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Astellas and Merger Sub on November 19, 2015 (as amended or supplemented from time to time, the “Schedule TO”).

Item 1.02	Termination of a Material Definitive Agreement.

On February 10, 2016, the Company terminated its Loan and Security Agreement, dated as of August 18, 2015, by and between the Company and Silicon Valley Bank, following the repayment of all amounts outstanding thereunder. The Company previously filed the Loan and Security Agreement as Exhibit 10.2 to its Quarterly Report on Form 10-Q for the period ended September 30, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 5:00 p.m., New York City time, on February 9, 2016. Citibank, N.A., in its capacity as depositary for the Offer (the “Depositary”), has advised Astellas and Merger Sub that, as of expiration of the Offer, a total of 22,675,963 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 53.6% of the outstanding Shares as of the expiration of the Offer.

The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfies the Minimum Condition of the Offer (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, on February 10, 2016, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”). Astellas and Merger Sub are required to make prompt payment of the Offer Price for such Shares.

On February 10, 2016 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly-owned subsidiary of Astellas.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held (i) in the treasury of the Company or by Astellas or Merger Sub, which Shares were canceled and ceased to exist and (ii) by stockholders who validly exercised appraisal rights under Delaware law with respect to such Shares) was canceled and converted into the right to receive an amount in cash equal to the Offer Price. The effect of the Merger on Company stock options and other equity-based awards is described on page 4-7 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on November 19, 2015, as amended on November 24, 2015, December 3, 2015, December 18, 2015, December 22, 2015, January 6, 2016, January 11, 2016, January 22, 2016, January 25, 2016 and February 10, 2016 which description is incorporated herein by reference.

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 10, 2015, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, Astellas and the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated, and (ii) requested that NASDAQ (x) halt trading in the Shares for February 10, 2016 and suspend trading of the Shares effective February 10, 2016 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred, and the Company now is an indirect wholly-owned subsidiary of Astellas. The information set forth under the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective at the Effective Time, (i) each of Paul K. Wotton, Ph.D., Michael Heffernan, Alan C. Shapiro, Ph.D., Robert Langer, Sc.D., Zohar Loshitzer, Brian Levy, OD, MSc, and Gregory D. Perry resigned from his respective position as a member of the Company’s Board of Directors, and any committee thereof, and (ii) each of Paul K. Wotton, Ph.D., Edward Myles, Robert P. Lanza, M.D., Eddy Anglade, and H. LeRoux Jooste ceased to be executive officers of the Company.

At the Effective Time, Masao Yoshida became the President and Chief Executive Officer of the Company, Stephen Knowles became the Treasurer of the Company and Linda Friedman became the Secretary of the Company, and each of them became a member of the Company’s Board of Directors. Information about each of Masao Yoshida, Stephen Knowles and Linda Friedman is contained in the Offer to Purchase, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01	Other Events.

On February 10, 2016, Astellas issued a press release relating to the expiration of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 10, 2015, by and among Ocata Therapeutics, Inc., Astellas Pharma Inc. and Laurel Acquisition Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ocata Therapeutics, Inc. with the SEC on November 10, 2015)

3.1*	Amended and Restated Certificate of Incorporation of Ocata Therapeutics, Inc.

3.2*	Amended and Restated By-Laws of Ocata Therapeutics, Inc.

99.1**	Press Release of Astellas Pharma Inc., dated February 10, 2016

*	Filed herewith
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2016

Ocata Therapeutics, Inc.

By:	/s/ Stephen Knowles
Name:	Stephen Knowles
Title:	Treasurer